EX-7.d

                                AMENDMENT NO. 4
                                     to the

                   VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

                                     Between

                     JACKSON NATIONAL LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")


Effective January 30, 2004, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to accept sales of the 6% roll-up GMIB on annuity policies with issue dates after April 30, 2004 subject to a higher reinsurance premium if retail annuity premiums on such policies exceed [REDACTED], and to update the available fund offerings. To effect these changes, the following provisions of this Agreement are hereby amended:

     o Schedule B-1, CONTRACTS SUBJECT TO THIS REINSURANCE AGREEMENT, is hereby replaced by the attached Schedule B-1.

     o Schedule B-2, SUBACCOUNTS SUBJECT TO THIS REINSURANCE AGREEMENT, is hereby replaced by the attached Schedule B-2.

     o Schedule D, QUARTERLY RE PREMIUM RATE BY CONTRACT TYPE AND GMIB, is hereby replaced by the attached Schedule D.

This Amendment is valid only if fully executed on or before March 31, 2004.

Jackson National Life Insurance Company

By  /s/ Lisa C. Drake                      Attest /s/ Amy Irish
  -------------------------------                 ------------------------------

Title    SVP & Chief Actuary               Title   Reinsurance Manager
       --------------------------                -------------------------------

Date  3/16/04                               Date  3/16/04
     ---------                                   ---------
ACE Tempest Life Reinsurance Ltd.

By    /s/ Ari Lindner                      Attest /s/ Willard C. Rinehimer
  -------------------------------                 ------------------------------

Title  SVP and Chief Life Officer          Title   VP & Life Actuary
      ---------------------------                -----------------------------

Date   March 12, 2004                        Date   March 12, 2004
     ----------------------------               ------------------------------

                                  SCHEDULE B-1

             ANNUITY CONTRACTS Subject to this Reinsurance Agreement

PERSPECTIVE II AND FIFTH THIRD PERSPECTIVE II (including 8/18/2003 and 5/3/2004 Re-launches)

     o    VA250 is an individual flexible Premium variable and fixed annuity
     o    VA250G is a group flexible premium variable and fixed annuity
     o    This product has three Contract options:
          o    Separate Account Investment Division option;
          o    Fixed Account Option; and
          o    Indexed Fixed Option.

A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

     o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.

     o    Separate Account I is used for this Contract.

     o The Separate Account invests in shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) OPTIONAL BENEFITS

FORM NUMBER       POLICY DESCRIPTION
7345              Earnings Protection
7427 08/03        Death Benefit Option (4% Rollup)
7341              Death Benefit Option (5% Rollup)
7341 08/03        Death Benefit Option (5% Rollup)
7340              Death Benefit Option (MAV)
7340 08/03        Death Benefit Option (MAV)
7428 08/03        Death Benefit Option (Comb MAV and 4% Rollup)
7342              Death Benefit Option (Comb MAV and 5% Rollup)
7342 08/03        Death Benefit Option (Comb MAV and 5% Rollup)
7349              Additional Free Withdrawal
7343              Shortened W/D Charge Period (5 years)
7429              Shortened W/D Charge Period (3 years)
7346 03/03        Premium Credit (4%)
7348 03/03        Premium Credit (2%)
7352 03/03        Premium Credit (3%)
7344              Guaranteed Monthly Income Benefit (6% Roll-up)
7452              Guaranteed Monthly Income Benefit (5% Roll-up) -
                  Effective 5/3/2004

PERSPECTIVE FOCUS (as of 3/12/2004 no longer available for sale except in IN and WA)

     o VA260 is an individual flexible Premium variable and fixed annuity o VA260G is a group flexible premium variable and fixed annuity
     o    This product has two Contract options:
          o    Separate Account Investment Division option;
          o    Fixed Account Option

A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

     o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
     o    Separate Account 1 is used for this Contract.
     o The Separate Account invests in shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) OPTIONAL BENEFITS

FORM NUMBER       POLICY DESCRIPTION
7360              Earnings Max
7361              Death Benefit Option (5% Rollup)
7362              Death Benefit Option (MAV)
7363              Death Benefit Option (Comb)
7364              Premium Credit (2%)
7365              Guaranteed Monthly Income Benefit (6% Roll-up)


PERSPECTIVE REWARDS (effective 5/3/2004)

     o    VA290 is an individual flexible Premium variable and fixed annuity

     o    VA290G is a group flexible premium variable and fixed annuity
     o    This product has two Contract options:
          o    Separate Account Investment Division option;
          o    Fixed Account Option

A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

     o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
     o    Separate Account 1 is used for this Contract.
     o The Separate Account invests in shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) OPTIONAL BENEFITS

FORM NUMBER       POLICY DESCRIPTION

7360              Earnings Max
7447              Death Benefit Option (4% Roll-up)
7446              Death Benefit Option (5% Roll-up)
7448              Death Benefit Option (Highest Anniversary Value)
7450              Death Benefit Option (Combined HAV and 4% Roll-up)
7449              Death Benefit Option (Combined HAV and 5% Roll-up)
7451              Shortened W/D Period (6 years)
7454              Guaranteed Monthly Income Benefit (5% Roll-up) -
                  Effective 5/3/2004



SCHEDULE B-1 AMENDMENT NO. 4

                                  SCHEDULE B-2

                Subaccounts Subject to this Reinsurance Agreement

JNL SERIES TRUST

JNL/AIM Small Cap Growth Fund
JNL/AIM Large Cap Growth Fund, effective 2/18/04 merged with JNL/AIM Premier Equity II Fund
JNL/Alger Growth Fund
JNL/Alliance Capital Growth Fund

For the following four funds, the subadvisor was Curian between 12/15/2003 and 2/18/2004 and First Trust prior to 12/15/2003:

JNL/ Mellon Capital Management Global 15 Fund
JNL/ Mellon Capital Management Select Small-Cap Fund, formerly Target Small Cap Fund
JNL/ Mellon Capital Management The DowSM 10 Fund JNL/Mellon Capital Management The S&P(R) 10 Fund

For the following three funds, the subadvisor was Curian between 12/15/2003 and 2/18/2004 and Mellon Capital Management prior to 12/15/2003:

JNL/ Mellon Capital Management S&P 500 Index Fund
JNL/ Mellon Capital Management S&P 400 Mid Cap Index Fund
JNL/ Mellon Capital Management Small Cap Index Fund

JNL/ Mellon Capital Management Enhanced S&P 500 Stock Index Fund, subadvisor was Curian between 12/15/2003 and 2/18/2004 and JPMorgan prior to 12/15/2003
JNL/ Mellon Capital Management 25 Fund, formerly First Trust/JNL Target 25 Fund

JNL/Eagle Core Equity Fund
JNL/Eagle Small Cap Equity Fund
JNL/ FMR Balanced Fund, subadvisor changed from Janus 2/18/04
JNL/FMR Capital Growth Fund, subadvisor changed from Janus 2/18/04
JNL/Putnam Equity Fund
JNL/Putnam International Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Putnam Value Equity Fund
JNL/S&P Conservative Growth Fund I
JNL/S&P Moderate Growth Fund I
JNL/S&P Aggressive Growth Fund I
JNL/S&P Very Aggressive Growth Fund I
JNL/S&P Equity Growth Fund I
JNL/S&P Equity Aggressive Growth Fund I
JNL/PPM America Balanced Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Money Market Fund
PPM JNL/PPM America Value Fund
JNL/Salomon Brothers Strategic Bond Fund, formerly JNL/Salomon Brothers Global Bond Fund
JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Total Return Bond Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/JPMorgan International Value Fund
JNL/S&P Core Index 100 Fund
JNL/S&P Core Index 50 Fund
JNL/S&P Core Index 75 Fund
JNL/Select Large Cap Growth Fund, formerly JNL/Janus Aggressive Growth Fund
JNL/Select Global Growth Fund, formerly JNL/Janus Global Equities Fund

In addition to the above, the following funds are available on Fifth Third Perspective II contracts only:

Fifth Third Quality Growth VIP Fund
Fifth Third Balanced VIP Fund
Fifth Third Mid Cap VIP Fund
Fifth Third Disciplined Value VIP Fund



Available for all Perspective II and Perspective Focus contracts starting 12/15/2003 and for Perspective Rewards contracts:

JNL/ Mellon Capital Management* Communications Sector Fund
JNL/ Mellon Capital Management* Consumer Brands Sector Fund
JNL/ Mellon Capital Management* Energy Sector Fund
JNL/ Mellon Capital Management* Financial Sector Fund
JNL/ Mellon Capital Management* Pharmaceutical/Healthcare Sector Fund JNL/ Mellon Capital Management* Technology Sector Fund


* Subadvisor changed from Curian effective 2/18/04

FIXED SUBACCOUNTS

Jackson National Life Insurance Company General Account:

Perspective II and Fifth Third Perspective II:
Guaranteed One Year Fixed
Guaranteed Three Year Fixed
Guaranteed Five Year Fixed
Guaranteed Seven Year Fixed
Guaranteed One Year - 6 Month DCA
Guaranteed One Year - 12 Month DCA S&P
500 Composite Stock Price Index - 9 Year Period

Perspective Focus:
Guaranteed One Year Fixed
Guaranteed Three Year Fixed
Guaranteed One Year - 6 Month DCA
Guaranteed One Year - 12 Month DCA

Perspective Rewards:
Guaranteed One Year Fixed
Guaranteed Three Year Fixed
Guaranteed Five Year Fixed
Guaranteed Seven Year Fixed
Guaranteed One Year - 12 Month DCA

SCHEDULE B-2 AMENDMENT NO. 4

                                   SCHEDULE D

            QUARTERLY RE PREMIUM RATE by CONTRACT TYPE and GMIB TYPE

The Premium rate for reinsurance, subject to the terms and conditions of this Agreement, are guaranteed while the reinsurance coverage is in effect. The premium rate varies by GMIB form number and issue date. There are also variations based on VALUATION DATE, whether certain optional death benefits were elected, and the volume of RETAIL ANNUITY PREMIUMS deposited.

CONTRACT TYPES:
       Perspective II, Perspective Focus, Perspective Rewards

GMIB TYPES:

I. GMIB FORMS 7344 AND 7365, WITH ISSUE DATES PRIOR TO 5/3/2004:

     ANNUITY CONTRACTS with Form numbers 7340 08/03, 7341 08/03, 7342 08/03, 7427 08/03, 7428 08/03

          ISSUE AGE        MONTHLY VALUATION DATE               RATE
-------------------        ----------------------               ----
             All           Before 5/1/2004                   [REDACTED]
             All           5/1/2004 and later                [REDACTED]


     ANNUITY CONTRACTS with Form numbers 7340, 7341, 7342, 7361, 7362, 7363, or if no optional death benefit is elected

          ISSUE AGE        MONTHLY VALUATION DATE               RATE
-------------------        ----------------------               ----
             All           Before 5/1/2004                   [REDACTED]
             All           5/1/2004 and later                [REDACTED]

II. GMIB FORMS 7344 AND 7365, WITH ISSUE DATES ON OR AFTER 5/3/2004:

     ANNUITY CONTRACTS with Form numbers 7340 08/03, 7341 08/03, 7342 08/03, 7427 08/03, 7428 08/03

          ISSUE AGE        TIER 1 RATE                       TIER 2 RATE
-------------------        -----------                       -----------
             All           0.000925                          [REDACTED]


     ANNUITY CONTRACTS with Form numbers 7340, 7341, 7342, 7361, 7362, 7363, or if no optional death benefit is elected

          ISSUE AGE        TIER 1 RATE                       TIER 2 RATE
-------------------        -----------                       -----------
             All           0.000875                          [REDACTED]


Tier 1 Rate applies as long as the RETAIL ANNUITY PREMIUMS on contracts with GMIB Forms 7344 and 7365 and with issue dates on or after 5/1/2004 that are deposited by the 12th MONTHLY VALUATION DATE following each contract's inclusion in the treaty do not exceed [REDACTED].

If such RETAIL ANNUITY PREMIUMS exceed [REDACTED], on any MONTHLY VALUATION DATE, a blended Tier 1 and Tier 2 rate applies and is calculated as follows:

Blended Rate = a + b, where

 a =                          [REDACTED]          X   Tier 1 Rate
      -------------------------------------------
       TOTAL RETAIL ANNUITY PREMIUM


b =  (TOTAL RETAIL ANNUITY PREMIUM - [REDACTED])  X  Tier 2 Rate
      -------------------------------------------
                 TOTAL RETAIL ANNUITY PREMIUM


III. GMIB FORM 7452 AND 7454, WITH ISSUE DATES ON OR AFTER 5/3/2004:

          ISSUE AGE          RATE
             All          [REDACTED]




SCHEDULE D AMENDMENT NO. 4